SUBITEM 77E  LEGAL PROCEEDINGS


Since October 2003
Federated and related
entities collectively
Federated and various
Federated funds Funds
have been named as
defendants in several
class action lawsuits
now
pending in the United
States District Court
for the District of
Maryland The lawsuits
were
purportedly filed on
behalf of people who
purchased owned andor
redeemed shares of
Federatedsponsored
mutual funds during
specified periods
beginning November 1 1998
 The
suits are generally
similar in alleging
that Federated engaged
in illegal and improper
trading
practices including market
 timing and late
trading in concert

 with certain
institutional traders
which allegedly
caused financial
injury to the mutual
fund shareholders These
lawsuits began to
be filed shortly
after Federateds first
public announcement that
it had received requests
for
information on
shareholder
trading activities
in the Funds from the SEC
the Office of the New
York State Attorney
General NYAG and other
authorities In that regard
 on November 28
2005 Federated announced
that it had reached final
settlements with the SEC
and the NYAG
with respect to those
matters Specifically
the SEC and NYAG settled
proceedings against three
Federated subsidiaries
involving undisclosed
market timing arrangements
and late trading The
SEC made findings that
Federated Investment
Management Company FIMC an SEC
registered investment
adviser to various
 Funds and Federated
Securities Corp an
SECregistered
brokerdealer and
 distributor for
the Funds violated
 provisions of the
Investment Advisers
 Act
and Investment
Company Act by
approving but
not disclosing
 three market timing
arrangements or
 the associated
conflict of
interest between
 FIMC and the funds
 involved in the
arrangements
either to other
fund shareholders
or to the funds
board and that
Federated
Shareholder
Services Company
formerly an
SECregistered
transfer agent
failed to prevent a
customer and a
Federated employee
from late trading in
violation of provisions
of the Investment
Company Act The NYAG
 found that such conduct
 violated provisions
of New York State law
Federated entered
into the settlements
without admitting or
denying the regulators
 findings As
Federated previously
 reported in 2004 it
has already paid approximately
80 million to certain
funds as determined
by an independent
consultant As part
of these settlements
Federated agreed
to pay disgorgement
and a civil money
penalty in the aggregate
 amount of an additional 72
million and among other
things agreed that it
would not serve as
investment adviser
to any
registered investment
company unless i at least
75 of the funds directors
are independent of
Federated ii the chairman
of each such fund is independent
of Federated iii no action may be
taken by the funds board or
any committee thereof unless
 approved by a majority of the
independent trustees of the
fund or committee respectively
and iv the fund appoints a
senior
officer who reports to the
independent trustees and is
responsible for monitoring
compliance by
the fund with applicable
laws and fiduciary duties
and for managing the process
 by which
management fees charged to a
fund are approved The
settlements are described
in Federateds
announcement which along
with previous press
releases and related
communications on those
matters is available
in the About Us section
of Federateds website at
FederatedInvestorscom
Federated and various
Funds have also been
named as defendants in
several additional lawsuits
the majority of which
are now pending in the
United States District
Court for the Western
District
of Pennsylvania alleging
among other things excessive
advisory and Rule 12b1 fees
The board of the Funds
has retained the law
firm of Dickstein Shapiro
LLP to represent the Funds
in these lawsuits Federated
and the Funds and their
respective counsel are
 reviewing the
allegations and intend
to defend this litigation
 Additional lawsuits based
 upon similar allegations
may be filed in the
future The potential
impact of these lawsuits
all of which seek unquantified
damages attorneys fees
and expenses and future
potential similar suits is
uncertain Although
we do not believe that
these lawsuits will
have a material adverse
effect on the Funds there can
be no assurance that
these suits ongoing
adverse publicity andor
 other developments resulting
from the regulatory
investigations will
not result in increased
Fund redemptions reduced sales of
Fund shares or other
adverse consequences for the Funds